UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K/A
                                  AMENDMENT #1



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 21, 2009

                             INTREorg Systems, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)


                                      Texas
                                      -----
                 (State or other jurisdiction of incorporation)


        000-29621                                            45-0526215
---------------------------                                 -------------
(Commission File Number)                                     (I.R.S. Employer
                                                             Identification No.)

         501 Trophy Lake Dr., Suite 314, PMB 106, Trophy Club, TX 76262
         --------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

         Registrant's telephone number, including area code: 817-491-8611

                               _______n/a________
              (Former name, former address and former fiscal year,
                         if changed since last report)


Total number of pages in this document:   4
                                        -----

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))


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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.


                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

JH Brech, LLC Commercial Convertible Promissory Note
----------------------------------------------------

         On April 21, 2009, Intreorg Systems, Inc. (the Company) entered into a Commercial Convertible Promissory Note with JH Brech, LLC (JH Brech), converting all due payables to JH Brech, LLC to a long term debt.

         The amount due under this Commercial Convertible Promissory Note is $34,400.00. The Commercial Convertible Promissory Note has a payment date of April 21, 2011 and accrues interest at a rate of 6% per year. The Commercial Convertible Promissory Notes provides for payments of the accrued interest to be made on an annual basis. If the Company defaults on the interest payments, it incurs a daily $50 late fee for a maximum of 10 days. If the default is not cured, the interest rate on the unpaid principal is increased to 18% per annum, compounding annually and due on demand.

         The Commercial Convertible Promissory Note is, at the discretion of JH Brech, convertible into shares of the Company's common stock at $1.00 per share. The conversion may consist of all or part of the unpaid principal balance and accrued interest, at any time.


         JH Brech, prior to entering into the Convertible Promissory Note, owned 350,000 shares of the Company's common stock, approximately 3.4% of the Company's issued and outstanding common stock.


Charles J. Webb Commercial Convertible Promissory Note
------------------------------------------------------

         Also, on April 21, 2009, the Company entered into a Commercial Convertible Promissory Note with Charles J. Webb, converting all due payables to Charles J. Webb to a long term debt.

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

         The amount due under this Note is $29,841.56. The Commercial Convertible Promissory Note has a payment date of April 21, 2011 and accrues interest at a rate of 6% per year. The Commercial Convertible Promissory Notes provides for payments of the accrued interest to be made on an annual basis. If the Company defaults on the interest payments, it incurs a daily $50 late fee for a maximum of 10 days. If the default is not cured, the interest rate on the unpaid principal is increased to 18% per annum, compounding annually and due on demand.

         The Commercial Convertible Promissory Note is, at the discretion of Charles J. Webb, convertible into shares of the Company's common stock at $1.00 per share. The conversion may consist of all or part of the unpaid principal balance and accrued interest, at any time.

         Charles J. Webb, prior to entering into the Convertible Promissory Note, owned 311,333 shares of the Company's common stock, approximately 3.02% of the Company's issued and outstanding common stock.















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




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               INTREorg SYSTEMS, INC.
                                               (Registrant)


Dated: April 29, 2009


                                               /s/ Russell K. Boyd
                                               -------------------------------
                                               Russell K. Boyd, President





















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